EXHIBIT 77Q1(a)
Amendment to the Declaration of Trust -
The MFS Tax Managed Equity Fund (the "Fund"), a series of MFS Series Trust VIII (the "Trust"), was established as a new series of the Trust as described in the prospectus contained in Post-Effective Amendment No. 18 to the Registration Statement (File Nos. 33-37972 and 811-5266), as filed with the Securities and Exchange Commission via EDGAR on October 12, 2001. Such description is incorporated herein by reference